UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
December 27, 2016

VORNADO REALTY TRUST
(Exact Name of Registrant as Specified in Charter)

Maryland	No. 001-11954	No. 22-1657560
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

VORNADO REALTY L.P.
(Exact Name of Registrant as Specified in Charter)

Delaware	No. 001-34482	No. 13-3925979
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

888 Seventh Avenue New York, New York	10019
(Address of Principal Executive offices)	(Zip Code)

Registrant's telephone number, including area code: (212) 894-7000

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 27, 2016, the Board of Trustees of Vornado Realty Trust (the "Company") determined to increase the size of the Company's Board of Trustees to 10 members and to appoint Ms. Mandakini Puri to the vacancy with an initial term expiring in 2017.  The Board has determined that Ms. Puri is independent in accordance with the Corporate Governance Rules of the New York Stock Exchange.

Ms. Puri is currently an independent consultant.  From 2011 to May 2013, Ms. Puri was a Managing Director and co-head of BlackRock Private Equity.  From April 2009 through April 2011, she served as a consultant to Bank of America/Merrill Lynch Global Private Equity and prior to that she was a Senior Vice President at Merrill Lynch where she co-founded Merrill Lynch's private equity business and was its Chief Investment Officer.  Ms. Puri joined Merrill Lynch in 1986 and also worked in the areas of Mergers and Acquisitions, Restructuring and High Yield Finance.

Ms. Puri also serves as a board member of Validus Holdings Ltd., a public insurance holding company, where she serves as Chairperson of the Executive and Compensation Committees and as a member of the Corporate Governance and Nominating Committee.  Ms. Puri is also a member of the Wharton School's Graduate Executive Board.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VORNADO REALTY TRUST
(Registrant)

By:	/s/ Stephen W. Theriot
	Name:	Stephen W. Theriot
	Title:	Chief Financial Officer (duly authorized officer and principal financial and accounting officer)

Date:  December 27, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VORNADO REALTY L.P.
(Registrant)

By:	VORNADO REALTY TRUST,
Sole General Partner

By:	/s/ Stephen W. Theriot
	Name:	Stephen W. Theriot
	Title:	Chief Financial Officer of Vornado Realty Trust, sole general partner of Vornado Realty L.P. (duly authorized officer and principal financial and accounting officer)

Date:  December 27, 2016

2